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Exhibit 4.6

THIRD AMENDMENT TO LOAN AGREEMENT AND
NOTE MODIFICATION AGREEMENT

        THIS THIRD AMENDMENT TO LOAN AGREEMENT AND NOTE MODIFICATION AGREEMENT (the "Amendment") is entered into as of the 31 day of October, 2002, by and between PIONEER DRILLING COMPANY, a Texas corporation, formerly known as South Texas Drilling & Exploration, Inc. ("Borrower"), and THE FROST NATIONAL BANK, a national banking association ("Lender") and this amendment is joined in by PIONEER DRILLING SERVICES, LTD., a Texas limited partnership, formerly known as Pioneer Drilling Co., Ltd., ("Pioneer" or "Partnership").

R E C I T A L S

        A.    On August 11, 2000, Borrower and Lender entered into that certain Loan Agreement, as amended by that certain First Amendment to Loan Agreement dated effective December 31, 2000 and that certain Second Amendment to Loan Agreement dated as of July 3, 2002 (as amended, the "Agreement") concerning the terms, conditions and covenants of a certain Term Loan (as defined in the Agreement).

        B.    The Term Loan is evidenced by, and Lender is the sole owner and holder of, that one certain Promissory Note (the "Note") dated August 11, 2000, executed by Borrower and payable to the order of Lender in the original principal face amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00).

        C.    Borrower and Lender have agreed to extend the maturity date of the Note and to modify certain provisions of the Loan Agreement and Note, all as hereinafter provided, and in consideration thereof Borrower has made certain agreements with Lender as hereinafter more fully set forth.

        D.    All capitalized terms not otherwise defined in this Third Amendment shall have the same meanings as are set forth in the Agreement.

        NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, Lender and Borrower agree as follows:

AGREEMENTS

        1.    Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

        9.    Financial Covenants. Until (i) the Note dated August 11, 2000 in the original principal amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) executed by Borrower in favor of Lender and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will maintain the following financial covenants (on a consolidated basis with the Partnership):

          (a)  Leverage Ratio. Borrower will maintain a Leverage Ratio not to exceed 3.0 to 1.0, to be tested annually.

    Defined as:

Funded Bank Debt
Net Income + Interest + Taxes + Depreciation + Amortization

        As used herein, "Funded Bank Debt" shall mean: all outstanding principal due to Lender and other non-equity lenders, but shall exclude any debt which is subordinated to amounts due to Lender pursuant to a written subordination agreement satisfactory to Lender in its sole discretion.

          (b)  Cash Flow Coverage Ratio. Borrower will maintain, as of the end of each fiscal year, a cash flow coverage ratio of not less than 1.25 to 1.0.

    Defined as:

Net Income + Interest + Taxes + Depreciation + Amortization— Dividends—Maintenance Capital Expenditures
Current Portion of Long-Term Debt + Interest Expense + Cash Taxes Paid

        As used herein, "Maintenance Capital Expenditures" shall mean: Amounts actually paid for the routine maintenance of the equipment serving as collateral for the Loans to the extent such maintenance is required to keep that equipment in operating condition.

          (c)  Debt to Worth Ratio. Borrower will maintain, at all times, to be tested quarterly on the last day of each fiscal quarter of Borrower, a ratio of Debt to Worth of not greater than 1.00 to 1.0.

    Defined as:

Total Liabilities—Subordinated Debt
Tangible Net Worth + Subordinated Debt

        As used herein, the term "Tangible Net Worth" means, as of any date, Borrower's total assets excluding all intangible assets, less total liabilities excluding any Subordinated Debt. As used herein, the term "Subordinated Debt" means any indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Lender, such agreement to be in form and substance acceptable to Lender.

        4.    Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

          10.  Reporting Requirements.    Until (i) the Note dated August 11, 2000 in the original principal amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) executed by Borrower in favor of Lender and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish, or cause to be furnished to Lender (all on a consolidated basis with the Partnership):

            (a)  Interim Financial Statements.    As soon as available, and in any event within forty-five (45) days after the end of each month of each fiscal year of Borrower, (i) a balance sheet, income statement and statement of cash flows of Borrower as of the end of such month; (ii) an accounts receivable aging report; (iii) a Borrowing Base Certificate; and (iv) a Rig Schedule/Utilization Report; all in form and substance and in reasonable detail satisfactory to Lender and duly certified (as to item (i), subject to year-end review adjustments) by the President and/or Chief Financial Officer of Borrower and/or Chief Accounting Officer (A) as being true and correct in all material aspects to the best of his or her knowledge and (B) (as to item (i) only), as having been prepared in accordance with generally accepted accounting principles, consistently applied.

            (b)  Quarterly Statements.    Within sixty (60) days after the end of each quarter of each fiscal year of Borrower, a copy of the 10-Q Report of Borrower as filed with the Securities Exchange Commission ("SEC").

            (c)  Annual Reporting.    As soon as available and in any event, within one hundred twenty days (120) days after the end of each fiscal year of Borrower, (i) a copy of the 10-K Report of Borrower, as filed with the SEC, together with (ii) a certificate signed by the President and/or Chief Financial Officer of Borrower and/or Chief Accounting Officer, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

        5.    The reference to "August 11, 2003" in the first grammatical sentence of Section 1 of the Note is hereby deleted and replaced with "August 11, 2004."

        6.    Except as specifically modified or amended herein, all terms, provisions and requirements of the Loan Agreement and Note shall remain as written, and as amended from time to time. Borrower hereby reaffirms all covenants, conditions, representations and warranties contained in the Loan Agreement and Note, as amended by this Amendment.

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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

BORROWER:		LENDER:
PIONEER DRILLING SERVICES, LTD., a Texas limited partnership formerly known as Pioneer Drilling Co., Ltd., a Texas limited partnership		THE FROST NATIONAL BANK a national banking association
By:	PDC Mgmt. Co., a Texas corporation, General Partner	By:
Name:
Title:
By:
Name:
Title:
AGREED TO:

PIONEER DRILLING COMPANY, a Texas corporation, formerly known as South Texas Drilling & Exploration, Inc., a Texas corporation (executing for purposes of joining in certain specific provisions, as noted above)
By:	PDC Mgmt. Co., a Texas corporation, General Partner
By:
Name:
Title:

Guarantor Ratification of Agreement

        By executing this Agreement, PIONEER DRILLING SERVICES, LTD., a Texas limited partnership formerly known as Pioneer Drilling Co., Ltd., a Texas limited partnership, as a Guarantor of the indebtedness evidenced by the Note, as set forth in a Guaranty Agreement (the "Guaranty") dated December 31, 2002, hereby expressly agrees (a) to all of the terms and provisions of this Agreement, (b) to the continuing validity of the Guaranty and all duties and obligations thereunder, (c) that its liability under the Guaranty shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Agreement by the parties hereto, and (d) that the Guaranty shall remain in full force and effect and enforceable in accordance with its terms.

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership formerly known as Pioneer Drilling Co., Ltd., a Texas limited partnership
By:	PDC Mgmt. Co., a Texas corporation, General Partner
By:
Name:
Title:

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  Exhibit 4.6
THIRD AMENDMENT TO LOAN AGREEMENT AND NOTE MODIFICATION AGREEMENT
Guarantor Ratification of Agreement